EXHIBIT 4.2


                                   3M Company

                          Liquid Yield Option(TM) Notes
                                    due 2032
                                  $639,000,000
                              (Zero Coupon-Senior)



--------------------------------------------------------------------------------



                                    INDENTURE

                             Dated November 21, 2002



--------------------------------------------------------------------------------



                                 CITIBANK, N.A.

                                     TRUSTEE



--------------------------------------------------------------------------------
                   (TM)Trademark of Merrill Lynch & Co., Inc.


                             CROSS REFERENCE TABLE*

TIA Section........................................................               Indenture Section
310   (a)(1).......................................................                     7.10
      (a)(2).......................................................                     7.10
      (a)(3).......................................................                     N.A.
      (a)(4).......................................................                     N.A.
      (b)..........................................................                  7.08; 7.10
      (c)..........................................................                     N.A.
311   (a)..........................................................                     7.11
      (b)..........................................................                     7.11
      (c)..........................................................                     N.A.
312   (a)..........................................................                     2.05
      (b)..........................................................                     12.03
      (c)..........................................................                     12.03
313   (a)..........................................................                     7.06
      (b)(1).......................................................                     N.A.
      (b)(2).......................................................                     7.06
      (c)..........................................................                     12.02
      (d)..........................................................                     7.06
314   (a)..........................................................               4.02; 4.03; 12.02
      (b)..........................................................                     N.A.
      (c)(1).......................................................                     12.04
      (c)(2).......................................................                     12.04
      (c)(3).......................................................                     N.A.
      (d)..........................................................                     N.A.
      (e)..........................................................                     12.05
      (f)..........................................................                     N.A.
315   (a)..........................................................                     7.01
      (b)..........................................................                  7.05; 12.02
      (c)..........................................................                     7.01
      (d)..........................................................                     7.01
      (e)..........................................................                     6.11
316   (a) (last sentence)..........................................                     2.08
      (a)(1)(A)....................................................                     6.05
      (a)(1)(B)....................................................                     6.04
      (a)(2).......................................................                     N.A.
      (b)..........................................................                     6.07
317   (a)(1).......................................................                     6.08
      (a)(2).......................................................                     6.09
      (b)..........................................................                     2.04
318   (a)..........................................................                     12.01
                           N.A. means Not Applicable.
----------------

*Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS*
                                                                                                                 Page
                                                                                                                 ----
                            ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE SECTION 1
SECTION 1.01.         Definitions.................................................................................1
SECTION 1.02.         Other Definitions...........................................................................5
SECTION 1.03.         Incorporation by Reference of Trust Indenture Act...........................................6
SECTION 1.04.         Rules of Construction.......................................................................6
SECTION 1.05.         Acts of Holders.............................................................................7

ARTICLE 2 THE SECURITIES                                                                                          8

SECTION 2.01.         Form and Dating.............................................................................8
SECTION 2.02.         Execution and Authentication...............................................................10
SECTION 2.03.         Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.......................10
SECTION 2.04.         Paying Agent to Hold Money and Securities in Trust.........................................11
SECTION 2.05.         Securityholder Lists.......................................................................11
SECTION 2.06.         Transfer and Conversion....................................................................12
SECTION 2.07.         Replacement Securities.....................................................................13
SECTION 2.08.         Outstanding Securities; Determinations of Holders' Action..................................14
SECTION 2.09.         Temporary Securities.......................................................................14
SECTION 2.10.         Cancellation...............................................................................15
SECTION 2.11.         Persons Deemed Owners......................................................................15
SECTION 2.12.         Global Securities..........................................................................15
SECTION 2.13.         CUSIP Numbers..............................................................................20

ARTICLE 3 REDEMPTION AND PURCHASES                                                                               21

SECTION 3.01.         Right to Redeem; Notices to Trustee........................................................21
SECTION 3.02.         Selection of Securities to Be Redeemed.....................................................21
SECTION 3.03.         Notice of Redemption.......................................................................21
SECTION 3.04.         Effect of Notice of Redemption.............................................................22
SECTION 3.05.         Deposit of Redemption Price................................................................23
SECTION 3.06.         Securities Redeemed in Part................................................................23
SECTION 3.07.         Conversion Arrangement on Call for Redemption..............................................23
SECTION 3.08.         Purchase of Securities at Option of the Holder.............................................24
SECTION 3.09.         Purchase of Securities at Option of the Holder upon Change in Control......................30
SECTION 3.10.         Effect of Purchase Notice or Change in Control Purchase Notice.............................33
SECTION 3.11.         Deposit of Purchase Price or Change in Control Purchase Price..............................34
SECTION 3.12.         Securities Purchased in Part...............................................................35

----------------------
*Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.


                                       i


SECTION 3.13.         Covenant to Comply With Securities Laws Upon Purchase of Securities........................35
SECTION 3.14.         Repayment to the Company...................................................................35

ARTICLE 4 COVENANTS                                                                                              36

SECTION 4.01.         Payment of Securities......................................................................36
SECTION 4.02.         SEC and Other Reports......................................................................36
SECTION 4.03.         Compliance Certificate.....................................................................37
SECTION 4.04.         Further Instruments and Acts...............................................................37
SECTION 4.05.         Maintenance of Office or Agency............................................................37
SECTION 4.06.         Delivery of Certain Information............................................................37
SECTION 4.07.         Calculation of Tax Original Issue Discount.................................................38

ARTICLE 5 SUCCESSOR CORPORATION                                                                                  38

SECTION 5.01.         Company May Consolidate, etc. Only on Certain Terms........................................38
SECTION 5.02.         Successor Corporation Substituted..........................................................39

ARTICLE 6 DEFAULTS AND REMEDIES                                                                                  39

SECTION 6.01.         Events of Default..........................................................................39
SECTION 6.02.         Acceleration...............................................................................41
SECTION 6.03.         Other Remedies.............................................................................41
SECTION 6.04.         Waiver of Past Defaults....................................................................42
SECTION 6.05.         Control by Majority........................................................................42
SECTION 6.06.         Limitation on Suits........................................................................42
SECTION 6.07.         Rights of Holders to Receive Payment.......................................................43
SECTION 6.08.         Collection Suit by Trustee.................................................................43
SECTION 6.09.         Trustee May File Proofs of Claim...........................................................43
SECTION 6.10.         Priorities.................................................................................44
SECTION 6.11.         Undertaking for Costs......................................................................44
SECTION 6.12.         Waiver of Stay, Extension or Usury Laws....................................................45

ARTICLE 7 TRUSTEE                                                                                                45

SECTION 7.01.         Duties of Trustee..........................................................................45
SECTION 7.02.         Rights of Trustee..........................................................................46
SECTION 7.03.         Individual Rights of Trustee...............................................................48
SECTION 7.04.         Trustee's Disclaimer.......................................................................48
SECTION 7.05.         Notice of Defaults.........................................................................48
SECTION 7.06.         Reports by Trustee to Holders..............................................................48
SECTION 7.07.         Compensation and Indemnity.................................................................49
SECTION 7.08.         Replacement of Trustee.....................................................................49
SECTION 7.09.         Successor Trustee by Merger................................................................50
SECTION 7.10.         Eligibility; Disqualification..............................................................50

ARTICLE 8 DISCHARGE OF INDENTURE                                                                                 51

----------------------


                                       ii


SECTION 8.01.         Discharge of Liability on Securities.......................................................51
SECTION 8.02.         Repayment to the Company...................................................................51

ARTICLE 9 AMENDMENTS                                                                                             51

SECTION 9.01.         Without Consent of Holders.................................................................51
SECTION 9.02.         With Consent of Holders....................................................................52
SECTION 9.03.         Compliance with Trust Indenture Act........................................................53
SECTION 9.04.         Revocation and Effect of Consents, Waivers and Actions.....................................53
SECTION 9.05.         Notation on or Exchange of Securities......................................................53
SECTION 9.06.         Trustee to Sign Supplemental Indentures....................................................54
SECTION 9.07.         Effect of Supplemental Indentures..........................................................54

ARTICLE 10 CONVERSION                                                                                            54

SECTION 10.01.        Conversion Privilege.......................................................................54
SECTION 10.02.        Conversion Procedure.......................................................................55
SECTION 10.03.        Fractional Shares..........................................................................57
SECTION 10.04.        Taxes on Conversion........................................................................57
SECTION 10.05.        Company to Provide Stock...................................................................58
SECTION 10.06.        Adjustment for Change In Capital Stock.....................................................58
SECTION 10.07.        Adjustment for Rights Issue................................................................59
SECTION 10.08.        Adjustment for Other Distributions.........................................................60
SECTION 10.09.        When Adjustment May Be Deferred............................................................62
SECTION 10.10.        When No Adjustment Required................................................................63
SECTION 10.11.        Notice of Adjustment.......................................................................63
SECTION 10.12.        Voluntary Increase.........................................................................63
SECTION 10.13.        Notice of Certain Transactions.............................................................63
SECTION 10.14.        Reorganization of Company; Special Distributions...........................................64
SECTION 10.15.        Company Determination Final................................................................65
SECTION 10.16.        Trustee's Adjustment Disclaimer............................................................65
SECTION 10.17.        Simultaneous Adjustments...................................................................65
SECTION 10.18.        Successive Adjustments.....................................................................65
SECTION 10.19.        Rights Issued in Respect of Common Stock Issued Upon Conversion............................65

ARTICLE 11 PAYMENT OF INTEREST                                                                                   66

SECTION 11.01.        Interest Payments..........................................................................66
SECTION 11.02.        Defaulted Interest.........................................................................66
SECTION 11.03.        Interest Rights Preserved..................................................................67

ARTICLE 12 MISCELLANEOUS                                                                                         67

SECTION 12.01.        Trust Indenture Act Controls...............................................................67
SECTION 12.02.        Notices; Address of Agency.................................................................67
SECTION 12.03.        Communication by Holders with Other Holders................................................68
SECTION 12.04.        Certificate and Opinion as to Conditions Precedent.........................................68
SECTION 12.05.        Statements Required in Certificate or Opinion..............................................69


----------------------


                                      iii


SECTION 12.06.        Separability Clause........................................................................69
SECTION 12.07.        Rules by Trustee, Paying Agent, Conversion Agent and Registrar.............................69
SECTION 12.08.        Calculations...............................................................................69
SECTION 12.09.        Legal Holidays.............................................................................70
SECTION 12.10.        Governing Law..............................................................................70
SECTION 12.11.        No Recourse Against Others.................................................................70
SECTION 12.12.        Successors.................................................................................70
SECTION 12.13.        Multiple Originals.........................................................................70

                                LIST OF EXHIBITS
                                ----------------

Exhibit A-1       Form of Rule 144A Global Security
Exhibit A-2       Form of IAI Security
Exhibit B-1       Transfer Certificate
Exhibit B-2       Form of Letter to be Delivered by Accredited Investors
Annex C           Projected Payment Schedule

                  INDENTURE dated as of November 21, 2002 between 3M Company, a Delaware corporation (the "Company"), and Citibank, N.A., a national banking association ("Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Liquid Yield OptionTM Notes due 2032 (Zero Coupon Senior) (the "Securities"):

                                   ARTICLE 1

               DEFINITIONS AND INCORPORATION BY REFERENCE SECTION

                  SECTION 1.01.     Definitions.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                  "Business Day" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in the City of New York are required or authorized to close.

                  "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

                  "Certificated Securities" means any Securities that are not Global Securities.

                  "Common Stock" shall mean the shares of common stock, par value $.01 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 111 Wall Street, 14th Floor, New York, NY 10005, Attention: Citibank Agency and Trust Services or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Debt" means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1 or Exhibit A-2, and to the extent that such Securities are required to bear the Legend required by Section 2.06, such Securities will be in the form of a Rule 144A Global Security or IAI Global Security, as the case may be.

                  "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Institutional Accredited Investor Security" means a Security substantially in the form of the Security attached hereto as Exhibit A-2, representing Securities sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

                  "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                  "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

                  "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

                  "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company.

                  "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security.

                  "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Principal Amount at Maturity" of a Security means the Principal Amount at Maturity as set forth on the face of the Security.

                  "Protected Purchaser" shall have the meaning set forth in
Section 2.07.

                  "Purchase Date" means each date specified as such in paragraph 7 of the Securities.

                  "Purchase Price" means, with respect to any Purchase Date, the applicable amount specified as such in paragraph 7 of the Securities.

                  "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

                  "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 6 of the Securities.

                  "Registration Rights Agreement" means the registration rights agreement, dated as of November 21, 2002, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, or trust officer.

                  "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "Rule 144A Global Security" means a permanent Global Security substantially in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means any of the Company's Liquid Yield Option Notes due 2032 (Zero Coupon-Senior), as amended or supplemented from time to time, issued under this Indenture.

                  "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

                  "Significant Subsidiary" means a "significant subsidiary", as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.

                  "Special Record Date" means for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 11.02.

                  "Stated Maturity", when used with respect to any Security or any installment of contingent interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security or such installment of contingent interest is due and payable.

                  "Subsidiary" means (i) a corporation, a majority of whose Voting Stock is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company, or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or trustees, as the case may be, or other governing body of such person.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "Trading Day" means a day on which the New York Stock Exchange is open for trading or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System or, on any Business Day.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Voting Stock" means, with respect to any corporation, association, company or business trust, stock or other securities of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation, association, company or business trust, provided that, for the purposes hereof, stock or other securities which carry only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

                  SECTION 1.02. Other Definitions.

                  Term                                       Defined in Section
                  ----                                       ------------------

                  "Act"                                              1.05(a)
                  "Agent Members"                                    2.12(e)
                  "Average Sale Price"                              10.01
                  "beneficial owner"                                 3.09(a)
                  "Bid Solicitation Agent"                           2.03
                  "cash"                                             3.08(b)
                  "Change in Control"                                3.09(a)
                  "Change in Control Purchase Date"                  3.09(a)
                  "Change in Control Purchase Notice"                3.09(c)
                  "Change in Control Purchase Price"                 3.09(a)
                  "Company Notice"                                   3.08(e)
                  "Company Notice Date"                              3.08(c)
                  "Conversion Agent"                                 2.03
                  "Conversion Date"                                 10.02
                  "Conversion Rate"                                 10.01
                  "Defaulted Interest"                              11.02
                  "Depositary"                                       2.01(a)
                  "DTC"                                              2.01(a)
                  "Event of Default"                                 6.01
                  "Exchange Act"                                     3.08(d)
                  "Ex-Dividend Date"                                10.08(b)
                  "Ex-Dividend Time"                                10.01
                  "Extraordinary Cash Dividend"                     10.08(a)
                  "IAI Global Security"                              2.01(b)
                  "Institutional Accredited Investors"               2.01(b)
                  "Legal Holiday"                                   12.09
                  "Legend"                                           2.06(f)
                  "LYON Market Price"                             Exhibit A-1
                  "Market Price"                                     3.08(d)
                  "Measurement Period"                              10.08(a)
                  "noncontingent bond method"                        4.07

                  Term                                       Defined in Section
                  ----                                       ------------------

                  "Notice of Default"                                6.01
                  "Paying Agent"                                     2.03
                  "Post-Distribution Price"                         10.08(b)
                  "Protected Purchaser"                              2.07(a)
                  "Purchase Notice"                                  3.08(a)
                  "QIB"                                              2.01(a)
                  "Registrar"                                        2.03
                  "Relevant Cash Dividends"                         10.08(a)
                  "Rights"                                          10.19
                  "Rights Agreement"                                10.19
                  "Rule 144A Global Security"                        2.01(a)
                  "Rule 144A Information"                            4.06
                  "Sale Price"                                       3.08(d)
                  "Securities Act"                                   3.08(d)
                  "Tax OID"                                          4.07
                  "Time of Determination"                           10.01

                  SECTION 1.03. Incorporation by Reference of Trust Indenture
Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (3) "or" is not exclusive;

                  (4) "including" means including, without limitation; and

                  (5) words in the singular include the plural, and words in the plural include the singular.

                  SECTION 1.05. Acts of Holders.

                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution thereof (or electronic delivery). Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (b) The ownership of Securities shall be proved by the register for the Securities maintained by the Registrar.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01. Form and Dating.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which are parts of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  (a) Rule 144A Global Securities. Securities offered and sold to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of a Rule 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount at Maturity of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (b) IAI Global Securities. Securities transferred by QIBs to institutional accredited investors as defined in Rule 501(a)(1), (2) (3) or (7) under the Securities Act ("Institutional Accredited Investors") shall be issued in the form of an "IAI Global Security", which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the IAI Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee as Depositary as hereinafter provided.

                  (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions. Except as provided in this
Section 2.01, 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities.

                  Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN

                  ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE
                  HEREOF."

                  (e) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

                  SECTION 2.02. Execution and Authentication.

                  The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  Subject to the terms of Section 12.04 and 12.05 hereof, the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $639,000,000 (subject to Section
2.07 hereof) upon a Company Order without any further action by the Company. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in
Section 2.07.

                  The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

                  The Trustee shall have the right to decline to authenticate and deliver any securities under this Section if the Trustee, being advised by counsel, determines that such action may not be lawfully taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

                  SECTION 2.03. Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange for other Securities ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion into Common Stock ("Conversion Agent"). The Company shall also appoint a bid solicitation agent (the "Bid

Solicitation Agent") to act pursuant to Paragraph 5 of the Securities. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to
Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

                  The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary or any Affiliate of either of them may act as Bid Solicitation Agent.

                  The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities. The Trustee reserves the right to resign its capacity as Bid Solicitation Agent pursuant to the terms of this Indenture upon not less than sixty (60) days' notice.

                  SECTION 2.04. Paying Agent to Hold Money and Securities in Trust.

                  Except as otherwise provided herein, by no later than 10:00 a.m., New York City time, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

                  SECTION 2.05. Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on November 21 and May 21 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Conversion.

                  Subject to Section 2.12 hereof,

                  (a) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                  (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

                  (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                  (f) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its reasonable best efforts to reinstate the Legend.

                  The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.07. Replacement Securities.

                  (a) If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York (a "Protected Purchaser"), the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

                  (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                  (c) Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  (d) Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.08. Outstanding Securities; Determinations of Holders' Action.

                  (a) Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07 and delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                  (b) If a Security is replaced pursuant to Section 2.07, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser.

                  (c) If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount and interest (including contingent interest), if any, on such Securities shall cease to accrue whether or not the Security is delivered to the Paying Agent; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

                  (d) If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Security.

                  SECTION 2.09. Temporary Securities.

                  (a) Pending the preparation of definitive Securities, the Company may execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  (b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 2.10. Cancellation.

                  All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

                  SECTION 2.11. Persons Deemed Owners.

                  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and interest (including contingent interest, if any) thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.12. Global Securities.

                  (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and

Section 2.12(a)(i), (B) transfer of a beneficial interest in a Rule 144A Global Security for a beneficial interest in an IAI Global Security shall comply with
Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of beneficial interests in an IAI Global Security shall comply with Section 2.06 and Section 2.12(a)(iii) and (iv) below.

                  (i) TRANSFER OF GLOBAL SECURITY. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

                  (ii) RESTRICTIONS ON TRANSFER OF A BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN IAI GLOBAL SECURITY. A beneficial interest in a Rule 144A Global Security may not be exchanged for a beneficial interest in an IAI Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Rule 144A Global Security in accordance with Applicable Procedures for a beneficial interest in an IAI Global Security in the form satisfactory to the Trustee, together with:

                           (a) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1, and, if requested by the Company or the Registrar, certification in the form set forth in Exhibit B-2, that such beneficial interest in the Rule 144A Global Security is being transferred to an Institutional Accredited Investor in accordance with subparagraphs (a)(1), (2),
                                    (3) or (7) of Rule 501 under the Securities
                                    Act;

                           (b) written instructions to the Trustee to make an adjustment on its books and records with respect to such Rule 144A Global Security to reflect a decrease in the aggregate Principal Amount at Maturity of the Securities represented by the Rule 144A Global Security, and a corresponding adjustment on such books and records to reflect a corresponding increase in the aggregate Principal Amount at Maturity of the Securities represented by the IAI Global Security, such instructions to contain information regarding the Depositary accounts to be credited with such decrease and increase, respectively; and

                           (c) if the Company or Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend, then the Trustee shall (y) debit or cause to be debited from the account of the Person who has transferred their beneficial interest in such Rule 144A Global Security a beneficial interest in the Rule 144A Global Security equal to the Principal Amount at Maturity of the increase in the beneficial interest in the IAI Global Security and (z) shall credit or cause to be credited to the account of the Person who is the transferee of such beneficial interest a corresponding beneficial interest in the IAI Global Security.

                  (iii) TRANSFER OF BENEFICIAL INTERESTS IN IAI GLOBAL SECURITIES. Upon a request to the Trustee to transfer a beneficial interest in an IAI Global Security other than into an interest in a Rule 144A Global Security, such transfer may only be effected if such transfer is pursuant to an effective registration statement under the Securities Act or pursuant to clause (A) or
                           (B) below, and, upon request by the Company or the Trustee, are accompanied by the following additional information and documents, as applicable:

                           (A) if such beneficial interests are being transferred to the Company, a certification to that effect; or

                           (B) if such beneficial interests are being transferred pursuant to an exemption from registration (i) a certification to that effect (in the form set forth in Exhibit B-1 and B-2, if applicable) and (ii) if the Company or Trustee so request, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

                  (iv) RESTRICTIONS ON TRANSFER OF A BENEFICIAL INTEREST IN AN IAI GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY. A beneficial interest in an IAI Global Security may not be exchanged for a beneficial interest in a Rule 144A Global Security except upon satisfaction of the requirements set forth below.

                           Upon request to the Trustee for transfer of a beneficial interest in an IAI Global Security for a beneficial interest in a Rule 144A Global, together with, if required by the Trustee:

                           (a) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1, that such beneficial interest in an IAI Global Security is being transferred to a QIB in accordance with Rule 144A; and

                           (b) written instructions directing the Trustee to make an adjustment on its books and records with respect to such Rule 144A Global Security to reflect an increase in the aggregate Principal Amount at Maturity of the Securities represented by the Rule 144A Global Security, and a corresponding adjustment on such books and records to reflect a corresponding decrease in the aggregate Principal Amount at Maturity of the Securities represented by the IAI Global Security, such instructions to contain information regarding the Depositary accounts to be credited with such increase and decrease, respectively, then the Trustee shall (y) credit or cause to be credited to the account of the Person who has transferred their beneficial interest in such IAI Global Security a beneficial interest in the Rule 144A Global Security equal to the Principal Amount at Maturity of the beneficial interest in the IAI Global Security so transferred and (z) shall debit or cause to be debited from the account of the Person who is the transferee of such beneficial interest a corresponding beneficial interest in the IAI Global Security so transferred. If no Global Securities are then outstanding, the Company shall issue and the Trustee upon receipt of a Company Order shall authenticate a new Global Security in the appropriate Principal Amount at Maturity.

                  (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company, the Trustee and the Registrar and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

                  (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                  (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                  SECTION 2.13. CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

                  SECTION 3.01. Right to Redeem; Notices to Trustee.

                  The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 6 and 8 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed, the CUSIP number of Securities to be redeemed, the Redemption Price and the amount of contingent interest, if any, payable on the Redemption Date.

                  The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

                  SECTION 3.02. Selection of Securities to Be Redeemed.

                  If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method selected by the Trustee in its sole discretion (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption.

                  Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  SECTION 3.03. Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and, to the extent known at the time of such notice, the amount of contingent interest, if any, payable on the Redemption Date;

                  (3) the Conversion Rate;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and contingent interest, if any; (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

                  (9) that, unless the Company defaults in making payment of such Redemption Price and contingent interest, if any, Original Issue Discount and contingent interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date and the Securities will cease to be convertible; and

                  (10) the CUSIP number of the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

                  SECTION 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued contingent interest, if any, to but not including the date of redemption) stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price (together with accrued contingent interest, if any, to but not including the date of redemption) stated in the notice.

                  SECTION 3.05. Deposit of Redemption Price.

                  Prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid contingent interest to but not including the date of redemption with respect to, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                  SECTION 3.06. Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

                  SECTION 3.07. Conversion Arrangement on Call for Redemption.

                  In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid contingent interest with respect to, such Securities. Notwithstanding anything to the contrary contained in this
Article 3, the obligation of the Company to pay the Redemption Prices of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  SECTION 3.08. Purchase of Securities at Option of the Holder.

                  (a) General. Securities shall be purchased by the Company pursuant to paragraph 7 of the Securities at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

                           (A) the certificate number of the Security which the
                  Holder will deliver to be purchased,

                           (B) the portion of the Principal Amount at Maturity
                  of the Security which the Holder will deliver to be purchased, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof,

                           (C) that such Security shall be purchased as of the
                  Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture, and

                           (D) in the event the Company elects, pursuant to
                  Section 3.08(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.08(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
         Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.


                  If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such

Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder (including accrued and unpaid contingent interest, if any) promptly following the later of the Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) Company's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                           (i) the manner of payment selected by the Company,

                           (ii) the information required by Section 3.08(e),

                           (iii) if the Company elects to pay the Purchase
                  Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in
                  Section 3.08(d) have been or will be complied with, and

                           (iv) whether the Company desires the Trustee to give
                  the Company Notice required by Section 3.08(e).



                  (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. If the Company elects to purchase Securities with cash, the Company Notice, as provided in Section 3.08(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

                  (d) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.08(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                  The Company's right to exercise its election to purchase the Securities pursuant to Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:


                           (i) the Company's not having given its Company Notice
                  of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                           (ii) the shares of Common Stock having been admitted
                  for listing or admitted for listing subject to notice of issuance on the principal United States securities exchange on which the Common Stock is then listed or causing such shares of Common Stock to be quoted on the Nasdaq National Market System if not so quoted;

                           (iii) the registration of the shares of Common Stock
                  to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

                           (iv) any necessary qualification or registration
                  under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                           (v) the receipt by the Trustee of an Officers'
                  Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii),
                  (iii) and (iv) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii), (iii) and (iv) above have been satisfied.



                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period for which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

                  The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a Trading Day, otherwise the Five Trading Day period shall end on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 10.06, 10.07 or 10.08; subject, however, to the conditions set forth in Sections 10.09 and 10.10.

                  The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions on the New York Stock Exchange or such other principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, (i) as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, or
(ii) if such bid and ask prices are not reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, in a manner to be determined by the Company on the basis of such quotation as the Company considers appropriate in its sole and absolute discretion.

                  (e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.02 at the time specified in Section 3.08(c) or
(d), as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information: In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                           (1) state that each Holder will receive Common Stock
                  with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                           (2) set forth the method of calculating the Market
                  Price of the Common Stock; and

                           (3) state that because the Market Price of Common
                  Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                           (i) the Purchase Price, the Conversion Rate and, to
                  the extent known at the time of such notice, the amount of contingent interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

                           (ii) the name and address of the Paying Agent and the
                  Conversion Agent;

                           (iii) that Securities as to which a Purchase Notice
                  has been given may be converted pursuant to Article 10 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (iv) that Securities must be surrendered to the
                  Paying Agent to collect payment of the Purchase Price and contingent interest, if any;

                           (v) that the Purchase Price for any Security as to
                  which a Purchase Notice has been given and not withdrawn, together with any accrued contingent interest payable with respect thereto, will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

                           (vi) the procedures the Holder must follow to
                  exercise rights under Section 3.08 and a brief description of those rights;

                           (vii) briefly, the conversion rights of the
                  Securities;

                           (viii) the procedures for withdrawing a Purchase
                  Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or
                  Section 3.10);

                           (ix) that, unless the Company defaults in making
                  payment of such Purchase Price and contingent interest, if any, Original Issue Discount and contingent interest, if any, on Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

                           (x) the CUSIP number of the Securities.

                  At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  Upon determination of the actual number of shares of Common Stock to be delivered for each $1,000 Principal Amount at Maturity of Securities, the Company will issue a press release and publish such determination on the Company's web site on the World Wide Web or through such other public medium as the Company may use at that time.


                  (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests or contingent interest, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in
Section 3.11, sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid contingent interest with respect to, all Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the

Business Day following the Purchase Date. No payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

                  (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.09. Purchase of Securities at Option of the Holder upon Change in Control.

                  (a) If on or prior to the date specified in paragraph 7 of the Securities, there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 7 of the Securities (the "Change in Control Purchase Price"), as of the date that is no later than 35 Business Days after the occurrence of the Change in Control but in no event prior to the date on which such Change in Control occurs (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

                  A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

                  (1) any person, including its respective Affiliates and associates, other than the Company, its Subsidiaries or any employee benefits plan of the Company or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the beneficial owner of 50% or more of the voting power of the Common Stock then outstanding or other capital stock into which the Common Stock is reclassified or changed; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

                  (2) the Company consolidates with or merges with or into another person, or sells, conveys, transfers or leases all or substantially all of its properties and assets to any person or any person consolidates with or merges with or into the

                  Company, and the outstanding Voting Stock of the Company is reclassified into, converted for or converted into the right to receive any cash, securities or other property, provided that none of these circumstances will be a change in control if the persons that beneficially own the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person that are entitled to vote generally in the election of that person's board of directors, managers or trustees immediately after the transaction.

                  For purposes of defining a change in control:

                  (x) the term "person" and the term "group" have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

                  (y) the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

                  (z) the term "beneficial owner" is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

                  (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                  (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

                  (3) the Change in Control Purchase Date;

                  (4) the Change in Control Purchase Price and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be accrued and payable with respect to the Securities as of the Change in Control Purchase Date;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6) the Conversion Rate and any adjustments thereto;

                  (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Change in

                  Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (8) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price and contingent interest, if any;

                  (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued contingent interest payable with respect thereto, will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

                  (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

                  (11) briefly, the conversion rights of the Securities;

                  (12) the procedures for withdrawing a Change in Control Purchase Notice;

                  (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price and contingent interest, if any, Original Issue Discount and contingent interest, if any, on Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

                  (14) the CUSIP number of the Securities.

                  (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

                  (1) the certificate number of the Security which the Holder will deliver to be purchased;

                  (2) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 7 of the Securities.

                  The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid contingent interest, if any) promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.09.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  The Company shall not be required to comply with this Section
3.09 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 3.09 and repurchases all Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn.

                  SECTION 3.10. Effect of Purchase Notice or Change in Control Purchase Notice.

                  Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid contingent interest, with respect to such Security. Such Purchase Price or Change in Control Purchase Price and contingent interest, if any, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                  (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

                  (2) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of
Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any Securities pursuant to
Section 3.08 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  SECTION 3.11. Deposit of Purchase Price or Change in Control Purchase Price.

                  Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and any accrued and unpaid contingent interest with respect to, all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

                  SECTION 3.12. Securities Purchased in Part.

                  Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

                  SECTION 3.13. Covenant to Comply With Securities Laws Upon Purchase of Securities.

                  In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall, to the extent required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then apply, (ii) file the related Schedule TO (or any other required schedule) under the Exchange Act, and
(iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

                  SECTION 3.14. Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 15 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, or contingent interest, if any; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and the accrued and unpaid contingent interest with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01. Payment of Securities.

                  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, and contingent interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

                  The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

                  SECTION 4.02. SEC and Other Reports.

                  If requested by the Trustee, the Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03. Compliance Certificate.

                  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2003) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  SECTION 4.04. Further Instruments and Acts.

                  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 4.05. Maintenance of Office or Agency.

                  The Company will maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange for other Securities, purchase, redemption or conversion for Common Stock and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The agency specified in
Section 12.02 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

                  SECTION 4.06. Delivery of Certain Information.

                  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock that are restricted securities issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                  SECTION 4.07. Calculation of Tax Original Issue Discount.

                  The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Treasury Regulation Section 1.1275-4(b). For United States federal income tax purposes, the Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat the fair market value of the Common Stock received upon the conversion of a Security, or upon the Holder's or beneficial owner's exercise of a put right where the Company elects to pay in Common Stock, as a contingent payment for purposes of Treasury Regulation Section 1.1275-4(b) and to accrue interest with respect to outstanding Securities as original issue discount for United States federal income tax purposes ("Tax OID") according to the "noncontingent bond method," set forth in Section 1.1275-4(b) of the Treasury Regulations, using the comparable yield set forth in Annex C to this Indenture compounded semiannually and the projected payment schedule attached as Annex C to this Indenture.

                  The Company acknowledges and agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the Issue Date, on a noncontingent, nonconvertible, fixed-rate debt security with terms and conditions otherwise comparable to those of the Securities, (ii) the schedule of projected payments is determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes and (iii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

                                   ARTICLE 5

                              SUCCESSOR CORPORATION

                  SECTION 5.01. Company May Consolidate, etc. Only on Certain Terms.

                  The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                  (a) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the Principal

Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and contingent interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                  (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been met.

                  SECTION 5.02. Successor Corporation Substituted.

                  Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter, except in the case of a lease, the Company (which term for this purpose shall mean the Person named as the "Company" in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner presented in this Article) shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.01. Events of Default.

                  "Event of Default", wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (1) the Company defaults in payment of any contingent
                  interest on any of the Securities, which default continues for 30 days;

                           (2) the Company defaults in the payment of the
                  Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

                           (3) default in the performance, or breach, of any
                  covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in Principal Amount at Maturity of the outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or

                           (4) a default under any Indebtedness for money
                  borrowed by the Company or any Subsidiary or under any Mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (including this Indenture), whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in such Indebtedness in an outstanding principal amount in excess of $20 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, or such Indebtedness having been discharged, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount at Maturity of the outstanding Securities a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled or cause such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; or

                           (5) the entry by a court having jurisdiction in the
                  premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                           (6) the commencement by the Company of a voluntary
                  case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

                  A Default under clause (3) or clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) or clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (3) or clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) in respect of the Company) occurs and is continuing, the Trustee by Notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus accrued Original Issue Discount through the date of declaration, and any accrued and unpaid contingent interest through the date of such declaration, on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount, and such accrued and unpaid contingent interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) in respect of the Company occurs and is continuing, the Issue Price plus accrued Original Issue Discount plus any accrued and unpaid contingent interest, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount plus accrued and unpaid contingent interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued Original Issue Discount plus any accrued and unpaid contingent interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. Except as set forth in Section 2.07 hereof, no remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults.

                  Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.05. Control by Majority.

                  The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or could, in reasonable likelihood, impose personal liability upon the Trustee unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.06. Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (1) the Holder gives to the Trustee written notice
                  stating that an Event of Default is continuing;

                           (2) the Holders of at least 25% in aggregate
                  Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                           (3) such Holder or Holders offer to the Trustee
                  security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                           (4) the Trustee does not comply with the request
                  within 60 days after receipt of such notice, request and offer of security or indemnity; and

                           (5) the Holders of a majority in aggregate Principal
                  Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, and contingent interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, and contingent interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price as the case may be, or contingent interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

                  and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. Priorities.



                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, as the case may be, and contingent interest, if any, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD:  the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit (other than the Trustee) of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This
Section 6.11 shall be in lieu of

Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.12. Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, as the case may be, and contingent interest, if any, in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (1) the Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others;
                  and

                           (2) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of
                  Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) this paragraph (c) does not limit the effect of
                  paragraph (b) of this Section 7.01;

                           (2) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1),
315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  SECTION 7.02. Rights of Trustee.

                  Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                  (c) the Trustee and the Bid Solicitation Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, including, without limitation, any Company Request, Company Order or Officers' Certificate, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation or lack thereof;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee received written notice of an event which is in fact such a Default or Event of Default, and such notice references the Securities and this Indenture, describes the event with specificity, and alleges that the occurrence of this event is a Default or an Event of Default under this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

                  (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  SECTION 7.05. Notice of Defaults.

                  If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after the Trustee gains knowledge of the Default unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default in the manner described in Section 7.02(i).

                  SECTION 7.06. Reports by Trustee to Holders.

                  Within 60 days after each May15 beginning with the May 15 following the date of this Indenture, the Trustee shall transmit to each Securityholder requesting such, in the manner and to the extent provided in
Section 12.02, a brief report, dated as of such May 15, with respect to:

                  (1) any change to its eligibility under Section 7.10;

                  (2) the character and amount of any advances made by the Trustee, as Trustee, which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securityholders, on the trust estate or on property or funds held or collected by it, if such advances so remaining unpaid aggregate more than one-half of one percent of the aggregate Principal Amount at Maturity of Securities outstanding on such date;

                  (3) any change to the property and funds physically in the Trustee's possession as Trustee on the date of such report; and

                  (4) any action taken by it in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Securities or the trust estate, except action in respect of a Default, notice of which has been or is to be withheld by it in accordance with
                  Section 7.05.

                  SECTION 7.07. Compensation and Indemnity.

                  The Company agrees:

                  (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) reasonably incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder.

                  To secure the Company's payment obligations in this Section 7.07, Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest or interest, if any, as the case may be, on particular Securities.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount at Maturity of the

Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of the Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  The resignation or removal of a Trustee shall not diminish, impair or terminate its rights to indemnification pursuant to Section 7.07 as they relate to periods prior to such resignation or removal.

                  SECTION 7.09. Successor Trustee by Merger.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  SECTION 7.10. Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

                  SECTION 8.01. Discharge of Liability on Securities.

                  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any Subsidiary or any Affiliate of either of them) or the Conversion Agent cash or, if expressly permitted by the terms of the Securities or the Indenture, Common Stock or governmental obligations sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

                  SECTION 8.02. Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01. Without Consent of Holders.

                  The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5 or Section 10.14;

                  (3) to secure the Company's obligations under the Securities and this Indenture;

                  (4) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

                  (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act if at any time the Company seeks to register the Securities thereunder;

                  (6) to make any change that does not adversely affect the rights of any Holder;

                  (7) to declare additional Purchase Dates and corresponding Purchase Prices under Section 7 of the Securities; or

                  (8) to make any changes necessary or appropriate for the issuance of Certificated Securities pursuant to Section 2.12(e).

                  Any amendment described in clause (1) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities by the Company will not be deemed to materially and adversely affect the interests of the Holders.

                  SECTION 9.02. With Consent of Holders.

                  With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

                  (1) change the provisions of this Indenture that relate to modifying or amending this Indenture;

                  (2) make any change in the manner of calculation or rate of accrual of, or that adversely affects the right to receive, Original Issue Discount; make any change in the manner of calculation or rate of accrual of, or that adversely affects the right to receive, contingent interest; reduce the rate of interest referred to in paragraph 1 of the Securities; or extend the time for payment of Original Issue Discount or contingent interest, if any, on any Security;

                  (3) reduce the Principal Amount at Maturity or the Issue Price of or change the Stated Maturity of any Security;

                  (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security;

                  (5) make any Security payable in money or securities other than that stated in the Security;

                  (6) make any change in Section 6.04, Section 6.07 or this
                  Section 9.02, except to increase any percentage set forth therein;

                  (7) make any change that adversely affects the right to convert any Security;

                  (8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture; or

                  (9) impair the right to receive payment with respect to, a Security, or right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. Failure to mail such notice or a defect in the notice shall not affect the validity of the amendment.

                  SECTION 9.03. Compliance with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                  SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions.

                  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

                  SECTION 9.05. Notation on or Exchange of Securities.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                  SECTION 9.06. Trustee to Sign Supplemental Indentures.

                  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSION

                  SECTION 10.01. Conversion Privilege.

                  A Holder of a Security may convert such Security into Common Stock at any time during the period stated in paragraph 9 of the Securities subject to the provisions of this Article 10. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth.

                  A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                  "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of

                  (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days), or

                  (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.06(4), 10.07 or 10.08 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

                  "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.07 or 10.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

                  SECTION 10.02. Conversion Procedure.

                  To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Conversion Agent shall notify the Company of the Conversion Date within one Business Day of the Conversion Date. Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Securities shall be converted into Common Stock or paid in cash or a combination of cash and Common Stock, unless the Company shall have delivered to the Holder a notice of redemption pursuant to
Section 3.03 hereof and the Conversion Date occurs before the Redemption Date set forth in such notice. If the Company shall have notified the Holder that all of such Securities shall be converted into Common Stock, the Company shall deliver to such Holder, through the Conversion Agent, as soon as practicable but in any event no later than the fifth Business Day following the Conversion Date, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 10.03 hereof. Except as otherwise provided in this Article 10, if the Company shall have notified the Holder that all or a portion of such Securities shall be paid in cash, the Company shall deliver to the Holder surrendering such Securities the amount of cash payable with respect to such Securities no later than the tenth Business Day following such Conversion Date, together with a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional shares determined pursuant to Section 10.03 hereof. Except as otherwise provided in this Article 10, the Company may not change its election with respect to the consideration to be delivered upon conversion of Securities once the Company has notified the Holder in accordance with this paragraph.

                  The person in whose name the certificate representing such shares is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 10. On conversion of a Security, accrued Original Issue Discount attributable to the period from the Issue Date of the Security through but not including the Conversion Date, accrued Tax OID and (except as provided below) accrued contingent interest, if any, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as delivered, to the extent thereof, first in exchange for Original Issue Discount and Tax OID accrued through the Conversion Date and accrued contingent interest, if any, and the balance, if any, of the fair market value of such Common Stock (and any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                  The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a security (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Common Stock as a contingent payment on the Security for purposes of Treasury Regulation
Section 1.1275-4(b).

                  If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the exchange shall be based on the total Principal Amount at Maturity of the Securities converted.

                  If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

                  Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

                  The Holders' rights to convert the Securities into Common Stock are subject to the Company's right to elect instead to pay each such Holder the amount of cash set forth in the next succeeding sentence (or an equivalent amount in a combination of cash and shares of Common Stock), in lieu of delivering such Common Stock; provided, however, that if an Event of Default (other than a default in a cash payment upon conversion of the Securities) shall have occurred and be continuing, the Company shall deliver Common Stock in accordance with this Article 10, whether or not the Company has delivered a notice pursuant to Section 10.02 hereof to the effect that the Securities would be paid in cash or a combination of cash and Common Stock. The amount of cash to be paid pursuant to Section 10.02 hereof for each $1,000 of Principal Amount at Maturity of Securities (or portion thereof) upon conversion shall be equal to the average Sale Price of the Common Stock for the five consecutive trading days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company has not given a notice of redemption pursuant to Section 3.03 hereof, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case multiplied by the Conversion Rate (or appropriate fraction of such Conversion Rate) in effect on such Conversion Date.

                  SECTION 10.03. Fractional Shares.

                  The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

                  SECTION 10.04. Taxes on Conversion.

                  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be delivered in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                  SECTION 10.05. Company to Provide Stock.

                  The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

                  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

                  SECTION 10.06. Adjustment for Change In Capital Stock.

                  If, after the Issue Date of the Securities, the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock payable in shares of its Common Stock or shares of other Capital Stock;

                  (2) subdivides its shares of Common Stock;

                  (3) combines its shares of Common Stock; or

                  (4) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 10 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 10.

                  SECTION 10.07. Adjustment for Rights Issue.

                  If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                         R' = R x             (O + N)
                                       ---------------------
                                          (O + (N x P)/M

                  where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.07 is being applied.

                  N = the number of additional shares of Common Stock offered pursuant to the distribution.

                  P = the offering price per share of the additional shares.

                  M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.06(4) applies or (ii) a distribution to which
Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section 10.07 applies) of the

                           (1) Capital Stock of the Company distributed in
                  respect of each share of Common Stock in such Section 10.06(4)distribution and

                           (2) assets of the Company or debt securities or any
                  rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.08 distribution.

                  The Board of Directors shall determine fair market values for the purposes of this Section 10.07.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

                  No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R' that is equal to or less than the value of R.

                  SECTION 10.08. Adjustment for Other Distributions.


                  (a) Subject to Section 10.08(b) if, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets excluding distributions of Capital Stock or equity interests referred to in Section 10.08(b), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07 and
(y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company, unless such cash dividends or other cash distributions are Extraordinary Cash Dividends), the Conversion Rate shall be adjusted, subject to the provisions of Section 10.08(c), in accordance with the formula:

                         R'  =    (R x M)
                               -------------
                                    M-F
where:

                  R' = the adjusted Conversion Rate.

                  R  = the current Conversion Rate.

                  M = the Average Sale Price, minus, in the case of a distribution to which Section 10.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this
Section 10.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.08(a) applies, the fair market value (on the record date for the distribution to which this Section 10.08(a) applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution.

                  F = the fair market value (on the record date for the distribution to which this Section 10.08(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.08(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                  The Board of Directors shall determine fair market values for the purposes of this Section 10.08(a).

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08(a) applies.

                  For purposes of this Section 10.08(a), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the "Ex-Dividend Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Ex-Dividend Measurement Period.

                  (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis the sum of (a) 5% of the Sale Price of the Common Stock on the last Trading Day preceding the date of declaration by the Board of Directors of the cash dividend or distribution with respect to which this provision is being applied, and (b) the quotient of the amount of any contingent interest paid on a Security during the Ex-Dividend Measurement Period and divided by the conversion rate in effect on the payment date of such relevant contingent interest payment date, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08(a), the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 10.08(a).

                  In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in
Section 10.06.

                  (b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, then the Conversion Rate shall be adjusted in accordance with the formula:

                         R' = R x            (1 + F/M)
where:

                  R' = the adjusted Conversion Rate.

                  R  = the current Conversion Rate.

                  M = the average of the Post-Distribution Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which

"ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

                  F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 10.08(b) applies shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

                  "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

                  (c) In the event that, with respect to any distribution to which Section 10.08(a) or (b) would otherwise apply, the difference "M-F" is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 11.08(b) shall not be made and in lieu thereof the provisions of Section 10.14 shall apply to such distribution.

                  SECTION 10.09. When Adjustment May Be Deferred.

                  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be (with one-half cent and 5/10,000ths of a share being rounded upward).

                  SECTION 10.10. When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in
Section 10.06, 10.07, 10.08 or 10.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Securities become convertible pursuant to this Article 10 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  SECTION 10.11. Notice of Adjustment.

                  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  SECTION 10.12. Voluntary Increase.

                  The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06,
10.07 or 10.08.

                  SECTION 10.13. Notice of Certain Transactions.

                  If:

                  (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07 or
         10.08 (unless no adjustment is to occur pursuant to Section 10.10); or

                  (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

                  (3) there is a liquidation or dissolution of the Company;

         then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  In the event the Company makes a distribution pursuant to
Section 10.07 or 10.08, which, in the case of Section 10.08, has a per share value equal to more than 15% of the Sale Price of shares of its Common Stock on the day preceding the declaration date for such distribution, the Company will be required to give notice to the holders of LYONs at least 20 days prior to the Ex-Dividend Date for such distribution.

                  SECTION 10.14. Reorganization of Company; Special
Distributions.

                  If the Company is a party to a transaction subject to Section
5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes the outstanding Common Stock of the Company, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

                  If this Section applies, neither Section 10.06 nor 10.07 applies.

                  If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of
Section 10.08(c), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  SECTION 10.15. Company Determination Final.

                  Any determination that the Company or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.14 or
10.17 is conclusive.

                  SECTION 10.16. Trustee's Adjustment Disclaimer.

                  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section
10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee.

                  SECTION 10.17. Simultaneous Adjustments.

                  In the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06(4), 10.07 or 10.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08 and, third, the provisions of Section 10.07.

                  SECTION 10.18. Successive Adjustments.

                  After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

                  SECTION 10.19. Rights Issued in Respect of Common Stock Issued Upon Conversion.

                  Each share of Common Stock issued upon conversion of Securities pursuant to this Article 10 shall be entitled to receive the appropriate number of rights ("Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholders rights agreement adopted by the Company, as the same may be amended form time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 10, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any Rights Agreement, or the termination or invalidation of such Rights.

                                   ARTICLE 11

                               PAYMENT OF INTEREST

                  SECTION 11.01. Interest Payments.

                  Contingent interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business on the accrual date for such interest, as described in Paragraph 5 of the Securities, at the office or agency of the Company maintained for such purpose. Each installment of contingent interest payable in cash on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related accrual date or, if no such instructions have been received by check drawn on a bank in the City of New York mailed to the payee at its address set forth on the Registrar's books. In the case of a permanent Global Security, contingent interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

                  SECTION 11.02. Defaulted Interest.

                  Except as otherwise specified with respect to the Securities, any contingent interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant accrual date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the "Special Record Date"). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  SECTION 11.03. Interest Rights Preserved.

                  Subject to the foregoing provisions of this Article 11 and
Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to any contingent interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 12

                                  MISCELLANEOUS

                  SECTION 12.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 12.02. Notices; Address of Agency.

                  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                  if to the Company:

                         3M Company
                         Office of General Counsel
                         3M Center
                         St. Paul, MN 55134
                         Telephone No.: [  ]
                         Facsimile No.: (651) 736-9469

                  if to the Trustee:

                         Citibank, N.A.
                         111 Wall Street
                         14th Floor, Zone 3
                         New York, New York 10043
                         Facsimile: (212) 657-4009
                         Attention: Citibank Agency and Trust

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                  SECTION 12.03. Communication by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.05. Statements Required in Certificate or Opinion.

                  Unless the Trustee agrees, in its sole discretion, to accept a different form or format, each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 12.06. Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

                  The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Calculations.

                  The calculation of the Purchase Price, Change in Control Purchase Price, Conversion Rate, Market Price, Sale Price of the Common Stock and each other calculation to be made hereunder (other than the LYON Market Price) shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 12.08 shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent, Conversion Agent and Bid Solicitation Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

                  SECTION 12.09. Legal Holidays.

                  A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

                  SECTION 12.10. Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

                  SECTION 12.11. No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.12. Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 12.13. Multiple Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                             3M Company

                                             By:      /s/ Janet L. Yeomans
                                                --------------------------------
                                             Name:    Janet L. Yeomans
                                             Title: Vice President and Treasurer

                                             CITIBANK, N.A., as Trustee

                                             By:      /s/ Wafaa Orfy
                                                --------------------------------
                                             Name:    Wafaa Orfy
                                             Title:   Vice President

                                   EXHIBIT A-1

                   [FORM OF FACE OF RULE 144A GLOBAL SECURITY]

                  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS NOVEMBER 21, 2002. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $860.87 PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD IS 4.55%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD FOR UNITED STATES FEDERAL INCOME TAX PURPOSES). THE YIELD FOR ACCRUING ORIGINAL ISSUE DISCOUNT FOR NON-TAX PURPOSES IS 0.5% PER YEAR (COMPUTED ON A SEMI-ANNUAL BOND EQUIVALENT BASIS) CALCULATED FROM NOVEMBER 21, 2002, EXCLUDING ANY CONTINGENT INTEREST.

                  THE ISSUER AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO TREAT THE FAIR MARKET VALUE OF ANY STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD," SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE ISSUER'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. THE ISSUER AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: 3M COMPANY, 3M CENTER, ST. PAUL, MN 55144, ATTENTION: CORPORATE SECRETARY.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER,


                                     A-1-1

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH 3M COMPANY (THE "COMPANY" OR THE "ISSUER") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE


                                     A-1-2

SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.






                                     A-1-3

                                   3M COMPANY
                       Liquid Yield OptionTM Note due 2032
                              (Zero Coupon-Senior)

No. R-                                          CUSIP: 88579YAA9
Issue Date: November 21, 2002                   Original Issue Discount: $139.13
Issue Price: $860.87 (for each $1,000
Principal (for each $1,000 Principal
Amount at Maturity) Amount at Maturity)


                  3M COMPANY, a Delaware Corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of [____] DOLLARS ($[____]) on November 21, 2032.

                  This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:   November 21, 2002                              3M COMPANY

                                                        By:
                                                            --------------------
                                                            Name:
                                                            Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Dated: November 21, 2002

Citibank, N.A.,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:_________________________________
          Authorized Officer



                                     A-1-4

                         [FORM OF REVERSE SIDE OF LYON]
                      Liquid Yield Option(TM) Note due 2032
                              (Zero Coupon-Senior)

1.       Interest.

         This Security shall not bear interest, except as specified in this paragraph or in paragraph 5 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if any contingent interest due hereon is not paid when due in accordance with paragraph 5 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 0.5% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 0.5% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and Principal Amount at Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

         Initially, Citibank, N.A. (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.       Indenture.

         The Company issued the Securities under an Indenture dated as of November 21, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust


                                     A-1-5

Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

         The Securities are general unsecured and unsubordinated obligations of the Company limited to $639,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Contingent Interest.

         Subject to the accrual and record date provisions specified in this Paragraph 5, the Company shall pay contingent cash interest to the Holders during any six-month period (a "Contingent Interest Period") from November 22 to May 21 and from May 22 to November 21, commencing on or after November 22, 2007, if the average LYON Market Price for the Applicable Five Trading Day Period with respect to such Contingent Interest Period equals 130% or more of the sum of the Issue Price of a Security and Original Issue Discount accrued thereon to the day immediately preceding the first day of the relevant Contingent Interest Period.

         The amount of contingent interest payable per $1,000 Principal Amount at Maturity hereof in respect of any Quarterly Period within a Contingent Interest Period shall equal the greater of (x) Regular Cash Dividends paid by the Company per share of Common Stock during that Quarterly Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount at Maturity hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such contingent interest or (y) $0.62 multiplied by 4.7301, provided that if the Company does not pay cash dividends during a semiannual period, the Company will pay contingent interest semiannually at a rate of 0.5% of the average LYON Market Price for the Applicable Five Trading Day Period.

         Contingent interest, if any, will accrue and be payable to Holders as of the record date for the related Regular Cash Dividend or, if no Regular Cash Dividend is paid by the Company during a Quarterly Period, to Holders as of the 15th day (whether or not a Business Day) preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the payment date of the related Regular Cash Dividend or, if no Regular Cash Dividend is paid by the Company during any Quarterly Period, on the last day of the relevant Contingent Interest Period. Original Issue Discount will continue to accrue at 0.5% per annum whether or not contingent interest is paid.

         "Applicable Five Trading Day Period" means, with respect to any Contingent Interest Period, the five Trading Days ending on the second Trading Day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Regular Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Applicable Five Trading Day Period" shall mean, with respect to such Contingent Interest Period, the five Trading Days ending on the second Trading Day immediately preceding such record date.


                                     A-1-6

         "Regular Cash Dividends" means quarterly or other periodic cash dividends on the Company's Common Stock as declared by the Company's Board of Directors as part of its cash dividend payment practices and that are not designated by them as extraordinary or special or other nonrecurring dividends.

         "LYON Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) (which shall be J.P. Morgan Securities Inc., Goldman Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, unless instructed otherwise by the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the LYON Market Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 10.06, 10.07 or 10.08 (subject to the conditions set forth in Sections 10.09 and 10.10) of the Indenture.

         The term "Quarterly Period" shall mean, with respect to any Contingent Interest Period, any quarterly period within such Contingent Interest Period extending from November 22 to February 21, from February 22 to May 21, from May 22 to August 21 or from August 22 to November 21.

         Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall promptly notify the Trustee of such determination and shall issue a press release and publish such information on its web site on the World Wide Web or through such other public medium as the Company may use at that time as soon as practicable. The Company shall also notify the Trustee of the declaration of any Regular Cash Dividends and the related record and payment dates.

         The determination of the amount of contingent interest, if any, and the payment thereof is the sole responsibility of the Company.

6.       Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are redeemable for cash as a whole, at any time, or in part from time to time at the option of the Company in accordance with the Indenture at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to November 21, 2007.


                                     A-1-7

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the preceding date in the table and until, but not including, the Redemption Date.

                                                      (2)                (3)
                                     (1)            ACCRUED           REDEMPTION
                                     LYON           ORIGINAL            PRICE
REDEMPTION DATE                  ISSUE PRICE     ISSUE DISCOUNT        (1)+(2)
November 21:                     -----------     --------------       ----------
2007......................         $860.87           $21.77             $882.64
2008......................         $860.87           $26.18             $887.05
2009......................         $860.87           $30.62             $891.49
2010......................         $860.87           $35.09             $895.96
2011......................         $860.87           $39.57             $900.44
2012......................         $860.87           $44.08             $904.95
2013......................         $860.87           $48.61             $909.48
2014......................         $860.87           $53.16             $914.03
2015......................         $860.87           $57.74             $918.61
2016......................         $860.87           $62.34             $923.21
2017......................         $860.87           $66.96             $927.83
2018......................         $860.87           $71.61             $932.48
2019......................         $860.87           $76.27             $937.14
2020......................         $860.87           $80.97             $941.84
2021......................         $860.87           $85.68             $946.55
2022......................         $860.87           $90.42             $951.29
2023......................         $860.87           $95.18             $956.05
2024......................         $860.87           $99.97             $960.84
2025......................         $860.87          $104.78             $965.65
2026......................         $860.87          $109.61             $970.48
2027......................         $860.87          $114.47             $975.34
2028......................         $860.87          $119.35             $980.22
2029......................         $860.87          $124.26             $985.13
2030......................         $860.87          $129.19             $990.06
2031......................         $860.87          $134.15             $995.02
At Stated Maturity........         $860.87          $139.13           $1,000.00

         In addition to the Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which interest shall be paid in cash on the Redemption Date.


                                     A-1-8

7.       Purchase by the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

              November 21, 2005                          $873.86
              November 21, 2007                           882.64
              November 21, 2012                           904.95
              November 21, 2017                           927.83
              November 21, 2022                           951.29
              November 21, 2027                           975.34

         The Company may, from time to time, declare additional Purchase Dates and corresponding Purchase Prices.

         The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder no later than 35 Business Days after the occurrence of a Change in Control of the Company, but in no event prior to the date on which such Change in Control occurs, on or prior to November 21, 2007 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

         In addition to the Purchase Price or Change in Control Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive any accrued and unpaid contingent interest with respect thereto, which shall be paid in cash promptly following the later of the Purchase Date or the Change in Control Purchase Date, as the case may be and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.


                                     A-1-9

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of, together with any accrued and unpaid contingent interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount and any contingent interest shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid contingent interest upon surrender of such Security).

8.       Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount and contingent interest, if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9.       Conversion.

         Subject to the provisions of this Paragraph 9, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on November 20, 2032. If the Security is called for redemption, the Holder may convert it only until the close of business on the second Business Day immediately preceding the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 4.7301 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

               (a) CONVERSION BASED ON COMMON STOCK PRICE. Subject to the provisions of this Paragraph 9, Holders may convert the Securities into Common Stock in any calendar quarter commencing after March 31, 2003, if, as of the last day of the preceding calendar quarter, the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive


                                     A-1-10

Trading Days ending on the last Trading Day of such preceding calendar quarter is more than 130% of the accreted conversion price per share of Common Stock on the last day of such preceding calendar quarter.

         The "accreted conversion price" per share of Common Stock as of any day equals the quotient of:

         o the Issue Price of a Security and Accrued Original Issue Discount to that day, divided by

         o the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount at Maturity of Securities on that day.

               (b) CONVERSION BASED ON CREDIT RATING DOWNGRADE. Subject to the provisions of this Paragraph 9, Holders may convert the Securities into Common Stock on a Conversion Date during any period in which the credit rating assigned to the Securities by a Rating Agency is at or below the Applicable Rating. "Rating Agency" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors ("Standard & Poor's"), or Moody's Investors Service ("Moody's"), or if neither Standard & Poor's nor Moody's are making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for Standard & Poor's or Moody's, as the case may be. "Applicable Rating" means, in the case of Standard & Poor's, BBB+, or in the case of Moody's, Baa1 (or their respective equivalents under any successor ratings categories of Standard & Poor's or Moody's), or the equivalent in respect of ratings categories of any Rating Agencies substituted for Standard & Poor's or Moody's.

               (c) CONVERSION BASED ON REDEMPTION. Subject to the provisions of this Paragraph 9, a Holder may convert into Common Stock a Security or portion of a Security which has been called for redemption pursuant to Paragraph 6 hereof, even if the Securities are not otherwise convertible at such time, but such Securities may be surrendered for conversion only until the close of business on the second Business Day immediately preceding the Redemption Date.

               (d) CONVERSION UPON OCCURRENCE OF CERTAIN CORPORATE TRANSACTIONS. Subject to the provisions of this Paragraph 9, in the event the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all assets of the Company pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in
Section 10.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date until 15 days after the actual effective date of such transaction, and at the effective date of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other assets of the Company or another person which the holder would have received if the holder had converted its Security immediately prior to the transaction.


                                     A-1-11

         A Holder's right to convert the Securities into Common Stock of the Company is also subject to the Company's right to elect to pay such Holder the amount of cash set forth in the next succeeding sentence (or an equivalent amount in a combination of cash and shares of Common Stock), in lieu of delivering all or part of such Common Stock; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture, the Company shall deliver Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with the Indenture, whether or not the Company has delivered a notice pursuant to the Indenture to the effect that the Securities will be paid in cash. The amount of cash to be paid for each $1,000 Principal Amount at Maturity of Securities shall be equal to the average Sale Price of a share of Common Stock of the Company for the five consecutive Trading Days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company has not given a notice of redemption pursuant to the Indenture, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash or a combination of cash and Common Stock upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. If the Company shall elect to make such payment wholly in shares of Common Stock, then such shares shall be delivered through the Conversion Agent to Holders surrendering Securities as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Date. If, however, the Company elects to make any portion of such payment in cash, then the payment, including any delivery of shares of Common Stock, shall be made to Holders surrendering Securities no later than the tenth Business Day following the Conversion Date.

         The Company may not pay cash in lieu of delivering all or part of such share of Common Stock upon the conversion of any Securities pursuant to the terms of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice specifying whether each Conversion shall be converted into shares of Common Stock or cash) and is continuing an Event of Default (other than a default in such payment on such Securities).

         Accrued and unpaid contingent interest will not be paid in cash on Securities that are converted but will be paid in the manner provided in the following paragraph; provided, however that Securities surrendered for conversion during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable, shall be entitled to receive such contingent interest payable on such Securities on the corresponding Interest Payment Date or the date on which such contingent interest is payable and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the contingent interest with respect thereto that the registered Holder is to receive.

         A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date, accrued Tax OID and (except as provided above) accrued contingent interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the


                                     A-1-12

Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as delivered, to the extent thereof, first in exchange for Original Issue Discount and Tax OID accrued through the Conversion Date and accrued contingent interest, if any, and the balance, if any, of such cash and/or the fair market value of such Common Stock (and any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Common Stock as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4(b).

         To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets (including shares of Capital Stock of a Subsidiary) or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets of the Company or another person which the Holder would have received if the Holder had converted its Securities immediately prior to the transaction.

10.      Conversion Arrangement on Call for Redemption.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers


                                     A-1-13
or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

11.      Defaulted Interest.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant accrual date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 11.02 of the Indenture.

12.      Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

13.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or


                                     A-1-14
inconsistency, or to comply with Article 5 or Section 10.14 of the Indenture, to secure the Company's obligations under this Security or to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 and any amendment thereof, or as necessary in connection with the registration of the Securities under the Securities Act or to make any change that does not adversely affect the rights of any Holders.

16.      Defaults and Remedies.

         Under the Indenture, Events of Default include (i) default in the payment of contingent interest when the same becomes due and payable, which default continues for 30 days; (ii) default in payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) the acceleration of Debt in an amount in excess of $20,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare the Issue Price plus the Original Issue Discount through the date of such declaration, and any accrued and unpaid interest (including contingent interest) if any, through the date of such declaration, on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Issue Price plus the Original Issue Discount on the Securities, and any accrued and unpaid interest (including contingent interest) if any, through the occurrence of such event, becoming due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

17.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


                                     A-1-15

18.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      Authentication.

         This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.      Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.      Original Issue Discount Information Reporting Requirements.

         In accordance with the United States Treasury Regulation Section 1.1275-3, a Holder may obtain the projected payment schedule by submitting a written request for such information to the following representative of the
Company: 3M Company, 3M Center, St. Paul, Minnesota 55144, Attention: Corporate Secretary.

22.      GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                               -----------------

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  3M Company
                  3M Office of General Counsel
                  3M Center
                  St. Paul, MN 55133
                  Telephone No.:   [             ]
                  Facsimile No.:   (651) 736-9469


                                     A-1-16

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
________________________________________________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

___________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: [ ]

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):
$______________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
________________________________________________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

___________________________________________________________________________Date:
________________________________Your Signature:_________________________________
________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)


                                     A-1-17

                                   EXHIBIT A-2

                          [FORM OF IAI GLOBAL SECURITY]

         FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS NOVEMBER 21, 2002. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $860.87 PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD IS 4.55%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD FOR UNITED STATES FEDERAL INCOME TAX PURPOSES). THE YIELD FOR ACCRUING ORIGINAL ISSUE DISCOUNT FOR NON-TAX PURPOSES IS 0.5% PER YEAR (COMPUTED ON A SEMI-ANNUAL BOND EQUIVALENT BASIS) CALCULATED FROM NOVEMBER 21, 2002, EXCLUDING ANY CONTINGENT INTEREST.

         THE ISSUER AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO TREAT THE FAIR MARKET VALUE OF ANY STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD," SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE ISSUER'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. THE ISSUER AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: 3M COMPANY, 3M CENTER, ST. PAUL, MN 55144,
ATTENTION: CORPORATE SECRETARY.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER,


                                     A-2-1

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         [INCLUDE IF SECURITY IS A CERTIFICATED SECURITY TO BE HELD BY AN INSTITUTIONAL ACCREDITED INVESTOR IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOLLOWING RESTRICTIONS.]

         THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH 3M COMPANY (THE "COMPANY" OR THE "ISSUER") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE


                                     A-2-2

ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.






                                     A-2-3

                                   3M COMPANY
                       Liquid Yield OptionTM Note due 2032
                              (Zero Coupon-Senior)

No. R-3                                         CUSIP:  88579YAC5
Issue Date:  November 21, 2002                  Original Issue Discount: $285.77

Issue Price:  $860.87 (for each $1,000
Principal (for each $1,000 Principal
Amount at Maturity) Amount at Maturity)

                  3M COMPANY, a Delaware Corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of NO DOLLARS ($0.00) on November 21, 2032.

                  This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:   November 21, 2002.                          3M COMPANY

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Dated: November 21, 2002

Citibank, N.A.,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:__________________________________
          Authorized Officer



                                     A-2-4

                         [FORM OF REVERSE SIDE OF LYON]
                       Liquid Yield OptionTM Note due 2032
                              (Zero Coupon-Senior)

1.       Interest.

         This Security shall not bear interest, except as specified in this paragraph or in paragraph 5 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if any contingent interest due hereon is not paid when due in accordance with paragraph 5 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 0.5% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at [ ]% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and Principal Amount at Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

         Initially, Citibank, N.A. (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.       Indenture.

         The Company issued the Securities under an Indenture dated as of November 21, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust


                                     A-2-5

Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

         The Securities are general unsecured and unsubordinated obligations of the Company limited to $639,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Contingent Interest.

         Subject to the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent cash interest to the Holders during any six-month period (a "Contingent Interest Period") from November 22 to May 21 and from May 22 to November 21, commencing on or after November 22, 2007, if the average LYON Market Price for the Applicable Five Trading Day Period with respect to such Contingent Interest Period equals 130% or more of the sum of the Issue Price of a Security and Original Issue Discount accrued thereon to the day immediately preceding the first day of the relevant Contingent Interest Period.

         The amount of contingent interest payable per $1,000 Principal Amount at Maturity hereof in respect of any Quarterly Period within a Contingent Interest Period shall equal the greater of (x) Regular Cash Dividends paid by the Company per share of Common Stock during that Quarterly Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount at Maturity hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such contingent interest or (y) $0.62 multiplied by 4.7301, provided that if the Company does not pay cash dividends during a semiannual period, the Company will pay contingent interest semiannually at a rate of [0.125]% of the average LYON Market Price for the Applicable Five Trading Day Period.

         Contingent interest, if any, will accrue and be payable to Holders as of the record date for the related Regular Cash Dividend or, if no Regular Cash Dividend is paid by the Company during a Quarterly Period, to Holders as of the 15th day (whether or not a Business Day) preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the payment date of the related Regular Cash Dividend or, if no Regular Cash Dividend is paid by the Company during any Quarterly Period, on the last day of the relevant Contingent Interest Period. Original Issue Discount will continue to accrue at 1.125% per annum whether or not contingent interest is paid.

         "Applicable Five Trading Day Period" means, with respect to any Contingent Interest Period, the five Trading Days ending on the second Trading Day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Regular Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Applicable Five Trading Day Period" shall mean, with respect to such Contingent Interest Period, the five Trading Days ending on the second Trading Day immediately preceding such record date.


                                     A-2-6

         "Regular Cash Dividends" means quarterly or other periodic cash dividends on the Company's Common Stock as declared by the Company's Board of Directors as part of its cash dividend payment practices and that are not designated by them as extraordinary or special or other nonrecurring dividends.

         "LYON Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) (which shall be J.P. Morgan Securities Inc., Goldman Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, unless instructed otherwise by the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the LYON Market Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 10.06, 10.07 or 10.08 (subject to the conditions set forth in Sections 10.09 and 10.10) of the Indenture.

         The term "Quarterly Period" shall mean, with respect to any Contingent Interest Period, any quarterly period within such Contingent Interest Period extending from November 22 to February 21, from February 22 to May 21, from May 22 to August 21 or from August 22 to November 21.

         Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall promptly notify the Trustee of such determination and shall issue a press release and publish such information on its web site on the World Wide Web or through such other public medium as the Company may use at that time as soon as practicable. The Company shall also notify the Trustee of the declaration of any Regular Cash Dividends and the related record and payment dates.

         The determination of the amount of contingent interest, if any, and the payment thereof is the sole responsibility of the Company.

6.       Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are redeemable for cash as a whole, at any time, or in part from time to time at the option of the Company in accordance with the Indenture at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to November 21, 2007.


                                     A-2-7

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the preceding date in the table and until, but not including, the Redemption Date.

                                                      (2)                 (3)
                                     (1)            ACCRUED           REDEMPTION
                                     LYON           ORIGINAL             PRICE
REDEMPTION DATE                  ISSUE PRICE     ISSUE DISCOUNT         (1)+(2)
November 21:                     -----------     --------------       ----------
2007.......................         $860.87           $21.77            $882.64
2008.......................         $860.87           $26.18            $887.05
2009.......................         $860.87           $30.62            $891.49
2010.......................         $860.87           $35.09            $895.96
2011.......................         $860.87           $39.57            $900.44
2012.......................         $860.87           $44.08            $904.95
2013.......................         $860.87           $48.61            $909.48
2014.......................         $860.87           $53.16            $914.03
2015.......................         $860.87           $57.74            $918.61
2016.......................         $860.87           $62.34            $923.21
2017.......................         $860.87           $66.96            $927.83
2018.......................         $860.87           $71.61            $932.48
2019.......................         $860.87           $76.27            $937.14
2020.......................         $860.87           $80.97            $941.84
2021.......................         $860.87           $85.68            $946.55
2022.......................         $860.87           $90.42            $951.29
2023.......................         $860.87           $95.18            $956.05
2024.......................         $860.87           $99.97            $960.84
2025.......................         $860.87          $104.78            $965.65
2026.......................         $860.87          $109.61            $970.48
2027.......................         $860.87          $114.47            $975.34
2028.......................         $860.87          $119.35            $980.22
2029.......................         $860.87          $124.26            $985.13
2030.......................         $860.87          $129.19            $990.06
2031.......................         $860.87          $134.15            $995.02
At Stated Maturity.........         $860.87          $139.13          $1,000.00

         In addition to the Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which interest shall be paid in cash on the Redemption Date.


                                     A-2-8

7.       Purchase by the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                Purchase Date                   Purchase Price
              -----------------                 --------------
              November 21, 2005                     $873.86
              November 21, 2007                      882.64
              November 21, 2012                      904.95
              November 21, 2017                      927.83
              November 21, 2022                      951.29
              November 21, 2027                      975.34

         The Company may, from time to time, declare additional Purchase Dates and corresponding Purchase Prices.

         The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder no later than 35 Business Days after the occurrence of a Change in Control of the Company, but in no event prior to the date on which such Change in Control occurs, on or prior to November 21, 2007 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

         In addition to the Purchase Price or Change in Control Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive any accrued and unpaid contingent interest with respect thereto, which shall be paid in cash promptly following the later of the Purchase Date or the Change in Control Purchase Date, as the case may be and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.


                                     A-2-9

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of, together with any accrued and unpaid contingent interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount and any contingent interest shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid contingent interest upon surrender of such Security).

8.       Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount and contingent interest, if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9.       Conversion.

         Subject to the provisions of this Paragraph 9, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on November 20, 2032. If the Security is called for redemption, the Holder may convert it only until the close of business on the second Business Day immediately preceding the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 4.7301 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

                  (a) CONVERSION BASED ON COMMON STOCK PRICE. Subject to the provisions of this Paragraph 9, Holders may convert the Securities into Common Stock in any calendar quarter commencing after March 31, 2003, if, as of the last day of the preceding calendar quarter, the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive


                                     A-2-10

Trading Days ending on the last Trading Day of such preceding calendar quarter is more than 130% of the accreted conversion price per share of Common Stock on the last day of such preceding calendar quarter.

         The "accreted conversion price" per share of Common Stock as of any day equals the quotient of:

         o the Issue Price of a Security and Accrued Original Issue Discount to that day, divided by

         o the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount at Maturity of Securities on that day.


                  (b) CONVERSION BASED ON CREDIT RATING DOWNGRADE. Subject to the provisions of this Paragraph 9, Holders may convert the Securities into Common Stock on a Conversion Date during any period in which the credit rating assigned to the Securities by a Rating Agency is at or below the Applicable Rating. "Rating Agency" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors ("Standard & Poor's"), or Moody's Investors Service ("Moody's"), or if neither Standard & Poor's nor Moody's are making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for Standard & Poor's or Moody's, as the case may be. "Applicable Rating" means, in the case of Standard & Poor's, BBB+, or in the case of Moody's, Baa1 (or their respective equivalents under any successor ratings categories of Standard & Poor's or Moody's), or the equivalent in respect of ratings categories of any Rating Agencies substituted for Standard & Poor's or Moody's.

                  (c) CONVERSION BASED ON REDEMPTION. Subject to the provisions of this Paragraph 9, a Holder may convert into Common Stock a Security or portion of a Security which has been called for redemption pursuant to Paragraph 6 hereof, even if the Securities are not otherwise convertible at such time, but such Securities may be surrendered for conversion only until the close of business on the second Business Day immediately preceding the Redemption Date.

                  (d) CONVERSION UPON OCCURRENCE OF CERTAIN CORPORATE TRANSACTIONS. Subject to the provisions of this Paragraph 9, in the event the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all assets of the Company pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 10.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date until 15 days after the actual effective date of such transaction, and at the effective date of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other assets of the Company or another person which the holder would have received if the holder had converted its Security immediately prior to the transaction.


                                     A-2-11

         A Holder's right to convert the Securities into Common Stock of the Company is also subject to the Company's right to elect to pay such Holder the amount of cash set forth in the next succeeding sentence (or an equivalent amount in a combination of cash and shares of Common Stock), in lieu of delivering all or part of such Common Stock; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture, the Company shall deliver Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with the Indenture, whether or not the Company has delivered a notice pursuant to the Indenture to the effect that the Securities will be paid in cash. The amount of cash to be paid for each $1,000 Principal Amount at Maturity of Securities shall be equal to the average Sale Price of a share of Common Stock of the Company for the five consecutive Trading Days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company has not given a notice of redemption pursuant to the Indenture, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash or a combination of cash and Common Stock upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. If the Company shall elect to make such payment wholly in shares of Common Stock, then such shares shall be delivered through the Conversion Agent to Holders surrendering Securities as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Date. If, however, the Company elects to make any portion of such payment in cash, then the payment, including any delivery of shares of Common Stock, shall be made to Holders surrendering Securities no later than the tenth Business Day following the Conversion Date.

         The Company may not pay cash in lieu of delivering all or part of such share of Common Stock upon the conversion of any Securities pursuant to the terms of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice specifying whether each Conversion shall be converted into shares of Common Stock or cash) and is continuing an Event of Default (other than a default in such payment on such Securities).

         Accrued and unpaid contingent interest will not be paid in cash on Securities that are converted but will be paid in the manner provided in the following paragraph; provided, however that Securities surrendered for conversion during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable, shall be entitled to receive such contingent interest payable on such Securities on the corresponding Interest Payment Date or the date on which such contingent interest is payable and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the contingent interest with respect thereto that the registered Holder is to receive.

         A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date, accrued Tax OID and (except as provided above) accrued contingent interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the


                                     A-2-12

Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as delivered, to the extent thereof, first in exchange for Original Issue Discount and Tax OID accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such cash and/or the fair market value of such Common Stock (and any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any cash payment in lieu of fractional shares) or cash, or a combination of cash and Common Stock as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4(b).

         To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets (including shares of Capital Stock of a Subsidiary) or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets of the Company or another person which the Holder would have received if the Holder had converted its Securities immediately prior to the transaction.

10.      Conversion Arrangement on Call for Redemption.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers


                                     A-2-13
or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

11.      Defaulted Interest.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant accrual date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 11.02 of the Indenture.

12.      Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

13.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or


                                     A-2-14
inconsistency, or to comply with Article 5 or Section 10.14 of the Indenture, to secure the Company's obligations under this Security or to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 and any amendment thereof, or as necessary in connection with the registration of the Securities under the Securities Act or to make any change that does not adversely affect the rights of any Holders.

16.      Defaults and Remedies.

         Under the Indenture, Events of Default include (i) default in the payment of contingent interest when the same becomes due and payable, which default continues for 30 days; (ii) default in payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) the acceleration of Debt in an amount in excess of $20,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare the Issue Price plus the Original Issue Discount through the date of such declaration, and any accrued and unpaid interest (including contingent interest) if any, through the date of such declaration, on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Issue Price plus the Original Issue Discount on the Securities, and any accrued and unpaid interest (including contingent interest) if any, through the occurrence of such event, becoming due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

17.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


                                     A-2-15

18.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      Authentication.

         This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.      Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.      Original Issue Discount Information Reporting Requirements.

         In accordance with the United States Treasury Regulation Section 1.1275-3, a Holder may obtain the projected payment schedule by submitting a written request for such information to the following representative of the
Company: Corporate Secretary, 3M Office of General Counsel, 3M Center, St. Paul, MN 55133.

22.      GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                                 ---------------

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  3M Company
                  3M Office of General Counsel
                  3M Center
                  St. Paul, MN 55133
                  Telephone No.:  [                        ]
                  Facsimile No.:   (651) 736-9469



                                     A-2-16

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
________________________________________________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

___________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: [ ]

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):
$______________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
________________________________________________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

___________________________________________________________________________Date:
________________________________Your Signature:_________________________________
________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)


                                     A-2-17

                                   EXHIBIT B-1

                                   3M COMPANY
                       Liquid Yield Option Notes due 2032
                             (Zero Coupon - Senior)

                              Transfer Certificate

         In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $__________ Principal Amount at Maturity of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange where the securities deliverable upon such exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

         [_] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

         [_] The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

         [_] The transfer of the Surrendered Securities is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

         [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

         [_] The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act; or

         [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

         and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

         [_] The transferee is an Affiliate of the Company.

DATE:_________________________                 _________________________________
                                                             Signature(s)



                                     B-1-1

            (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)








                                     B-1-2

                                   EXHIBIT B-2

                                   3M COMPANY
                       Liquid Yield Option Notes due 2032
                             (Zero Coupon - Senior)

             Form of Letter to be Delivered by Accredited Investors

3M Company
3M Center
St. Paul, MN 55133 Telephone No.:
Facsimile No.:   (651) 736-9469
Attention:  Corporate Secretary

Citibank, N.A.
111 Wall Street
14th Floor, Zone 3
New York, New York   10043
Facsimile No.:  (212) 657-4009
Attention:  Citibank Agency and Trust

Ladies and Gentlemen:

         We are delivering this letter in connection with the proposed transfer of beneficial interests in an amount equal to $__________ Principal Amount at Maturity of the Liquid Yield Option Notes due November 21, 2032 ("LYONs") of 3M Company (the "Company"), a Delaware corporation, which are convertible into shares of the Common Stock, $.01 par value per share (the "Common Stock"), of the Company.

         We hereby confirm that:

                  (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor");

                  (ii) the purchase of beneficial interests in LYONs by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion, or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in
         Section 3(a)(5)(A) of the Securities Act that is acquiring beneficial interests in LYONs as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;


                                     B-2-1

                  (iii) we will acquire beneficial interests in LYONs having a minimum principal amount at maturity of not less than $250,000 for our own account or for any separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing beneficial interests in LYONs;

                  (v) on each day from the date on which we acquire the beneficial interests in LYONs through and including the date on which we dispose of our beneficial interests in such LYONs or the LYONs are exchanged for the Common Stock, either: (i) we are not (A) an "employee benefit plan" subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
         (B) a "plan" subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (C) an entity whose underlying assets include the assets of any such employee benefit plan or plan by reason of Department of Labor Regulation Section 2510.3-101 or otherwise, or
         (D) a governmental plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (ii) our acquisition, holding and subsequent disposition of LYONs or interest therein will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available, all the conditions of which are satisfied; and

                  (vi) we are not acquiring beneficial interests in LYONs with a view to distribution thereof or with any present intention of offering or selling beneficial interests in LYONs or the Common Stock deliverable upon exchange thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

         We understand that the LYONs were originally offered and sold in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the LYONs and the shares of Common Stock (the "Securities") deliverable upon exchange thereof have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any beneficial interests in LYONs, that if in the future we decide to resell or otherwise transfer such Securities prior to the Resale Restriction Termination Date (as defined below), such Securities may be resold or otherwise transferred only (i) to the Company or any Subsidiary thereof, (ii) for as long as the LYONs are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person it reasonably believes is a "qualified institutional buyer" (as defined in Rule
144A) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, (iii) to an Institutional Accredited Investor that is acquiring the Security for its own account, or for the account of such Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, (iv) pursuant to another available exemption from registration under the Securities Act (if applicable) or (v) pursuant to a registration statement which has been declared effective under the Securities Act and, in each


                                     B-2-2
case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the Securities other than pursuant to clause (v) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Securities will not be required to accept for registration of transfer any Securities pursuant to (iii) or (iv) above except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the global security representing the Securities will bear a legend reflecting the substance of this paragraph until the Resale Restriction Termination Date other than certificates representing Securities transferred pursuant to clause (v) above. As used herein, "Resale Restriction Termination Date" means (a) with respect to any LYONs, the date that is two years after the later of the date of the original issuance of the LYONs and the last date on which the Company or any affiliate of the Company was the owner of such LYONs and (b) with respect to Common Stock delivered upon exchange of a LYON, the date that is two years after the later of the date on which such shares were so delivered upon exchange and the last date on which the Company or any affiliate of the Company was the owner of such shares of Common Stock. We understand that we may not, directly or indirectly, engage in any hedging transaction with regard to the LYONs except as permitted by the Securities Act.

         We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                           _____________________________________
                                           (Name of Purchaser)

                                           By:__________________________________
                                              Name:
                                              Title:
                                              Address:




                                     B-2-3

                                    [ANNEX C]

                           Projected Payment Schedule*

Comparable Yield = 4.55%, compounded semiannually

     QUARTERLY PERIOD ENDING                        PROJECTED PAYMENT PER LYON
     -----------------------                        --------------------------
   Thursday, December 12, 2002                                   -
    Wednesday, March 12, 2003                                    -
     Thursday, June 12, 2003                                     -
    Friday, September 12, 2003                                   -
    Friday, December 12, 2003                                    -
      Friday, March 12, 2004                                     -
      Friday, June 11, 2004                                      -
    Monday, September 13, 2004                                   -
    Monday, December 13, 2004                                    -
      Friday, March 11, 2005                                     -
      Monday, June 13, 2005                                      -
    Monday, September 12, 2005                                   -
    Monday, December 12, 2005                                    -
      Monday, March 13, 2006                                     -
      Monday, June 12, 2006                                      -
   Tuesday, September 12, 2006                                   -
    Tuesday, December 12, 2006                                   -
      Monday, March 12, 2007                                     -
      Tuesday, June 12, 2007                                     -
  Wednesday, September 12, 2007                                  -
   Wednesday, December 12, 2007                                  -
    Wednesday, March 12, 2008                                    -
     Thursday, June 12, 2008                                     -
    Friday, September 12, 2008                                   -
    Friday, December 12, 2008                                    -
     Thursday, March 12, 2009                                    -
      Friday, June 12, 2009                                      -
    Friday, September 11, 2009                                   -
    Friday, December 11, 2009                                    -

---------------------------
* The comparable yield means the annual yield the Company would pay, as of the Issue Date, on a noncontingent, nonconvertible, fixed-rate debt security with terms and conditions otherwise comparable to those of the Securities. The schedule of projected payments has been determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and has not been determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

     QUARTERLY PERIOD ENDING                        PROJECTED PAYMENT PER LYON
     -----------------------                        --------------------------
      Friday, March 12, 2010                                     -
      Friday, June 11, 2010                                      -
    Monday, September 13, 2010                                   -
    Monday, December 13, 2010                                    -
      Friday, March 11, 2011                                     -
      Monday, June 13, 2011                                      -
    Monday, September 12, 2011                                   -
    Monday, December 12, 2011                                    -
      Monday, March 12, 2012                                     -
      Tuesday, June 12, 2012                                     -
  Wednesday, September 12, 2012                                  -
   Wednesday, December 12, 2012                                  -
     Tuesday, March 12, 2013                                     -
     Wednesday, June 12, 2013                                    -
   Thursday, September 12, 2013                                  -
   Thursday, December 12, 2013                                   -
    Wednesday, March 12, 2014                                    -
     Thursday, June 12, 2014                                     -
    Friday, September 12, 2014                                   -
    Friday, December 12, 2014                                    -
     Thursday, March 12, 2015                                    -
      Friday, June 12, 2015                                      -
    Friday, September 11, 2015                                   -
    Friday, December 11, 2015                                    -
      Friday, March 11, 2016                                     -
      Monday, June 13, 2016                                      -
    Monday, September 12, 2016                                   -
    Monday, December 12, 2016                                    -
      Monday, March 13, 2017                                     -
      Monday, June 12, 2017                                    5.99
   Tuesday, September 12, 2017                                 5.99
    Tuesday, December 12, 2017                                 5.99
      Monday, March 12, 2018                                   6.29
      Tuesday, June 12, 2018                                   6.29
  Wednesday, September 12, 2018                                6.29
   Wednesday, December 12, 2018                                6.29
     Tuesday, March 12, 2019                                   6.59
     Wednesday, June 12, 2019                                  6.59
   Thursday, September 12, 2019                                6.59
   Thursday, December 12, 2019                                 6.59
     Thursday, March 12, 2020                                  6.91
      Friday, June 12, 2020                                    6.91
    Friday, September 11, 2020                                 6.91
    Friday, December 11, 2020                                  6.91
      Friday, March 12, 2021                                   7.25

     QUARTERLY PERIOD ENDING                        PROJECTED PAYMENT PER LYON
     -----------------------                        --------------------------
      Friday, June 11, 2021                                    7.25
    Monday, September 13, 2021                                 7.25
    Monday, December 13, 2021                                  7.25
      Friday, March 11, 2022                                   7.61
      Monday, June 13, 2022                                    7.61
    Monday, September 12, 2022                                 7.61
    Monday, December 12, 2022                                  7.61
      Monday, March 13, 2023                                   7.98
      Monday, June 12, 2023                                    7.98
   Tuesday, September 12, 2023                                 7.98
    Tuesday, December 12, 2023                                 7.98
     Tuesday, March 12, 2024                                   8.37
     Wednesday, June 12, 2024                                  8.37
   Thursday, September 12, 2024                                8.37
   Thursday, December 12, 2024                                 8.37
    Wednesday, March 12, 2025                                  8.77
     Thursday, June 12, 2025                                   8.77
    Friday, September 12, 2025                                 8.77
    Friday, December 12, 2025                                  8.77
     Thursday, March 12, 2026                                  9.20
      Friday, June 12, 2026                                    9.20
    Friday, September 11, 2026                                 9.20
    Friday, December 11, 2026                                  9.20
      Friday, March 12, 2027                                   9.65
      Friday, June 11, 2027                                    9.65
    Monday, September 13, 2027                                 9.65
    Monday, December 13, 2027                                  9.65
      Monday, March 13, 2028                                  10.12
      Monday, June 12, 2028                                   10.12
   Tuesday, September 12, 2028                                10.12
    Tuesday, December 12, 2028                                10.12
      Monday, March 12, 2029                                  10.62
      Tuesday, June 12, 2029                                  10.62
  Wednesday, September 12, 2029                               10.62
   Wednesday, December 12, 2029                               10.62
     Tuesday, March 12, 2030                                  11.13
     Wednesday, June 12, 2030                                 11.13
   Thursday, September 12, 2030                               11.13
   Thursday, December 12, 2030                                11.13
    Wednesday, March 12, 2031                                 11.68
     Thursday, June 12, 2031                                  11.68
    Friday, September 12, 2031                                11.68
    Friday, December 12, 2031                                 11.68
      Friday, March 12, 2032                                  12.25
      Friday, June 11, 2032                                   12.25
    Monday, September 13, 2032                                12.25
    Monday, November 22, 2032                              2,567.97